Execution Copy

U.S. $275,000,000

CREDIT AGREEMENT

(180 Day Facility)

Dated as of December 7, 2001

Among

ECOLAB INC.,

THE BANKS NAMED HEREIN,

CITICORP USA, INC.

as Administrative Agent,

J.P. MORGAN SECURITIES INC.,

as Documentation Agent

and

SALOMON SMITH BARNEY INC.

and

J.P. MORGAN SECURITIES INC.,

as Joint Lead Arrangers and Joint Bookrunners

CREDIT AGREEMENT

(180 Day Facility)

Dated as of December 7, 2001

ECOLAB INC., a Delaware corporation (the “Company”), the Banks party hereto from time to time, and Citicorp USA, Inc. (“Citicorp”) as administrative agent (the “Agent”) for the Banks hereunder, agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Advance” means an advance by a Bank to the Company as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a “Type” of Advance.

“Affiliate” means, when used with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified.

“Agreement” means this Credit Agreement, as it may from time to time hereafter be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Eurodollar Margin” has the meaning specified in Section 2.07(b).

“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance, and such Bank’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Assignment and Acceptance” means an assignment and acceptance in substantially the form of Exhibit C hereto pursuant to which a Bank assigns all or a portion of such Bank’s rights and obligations under this Agreement in accordance with the terms of Section 9.08.

“Banks” means the financial institutions listed on the signature pages hereof, and any assignee of a Bank pursuant to an Assignment and Acceptance.

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

(a)           the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; or

(b)           one-half of one percent per annum above the Federal Funds Rate.

“Base Rate Advance” means an Advance denominated in Dollars which bears interest as provided in Section
2.07(a).

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made to the Company by each of the Banks pursuant to Section 2.01.

“Business Day” means a day of the year (i) on which banks are not required or authorized to close in New York City, and (ii) if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

“Capitalization” means, as of any date, the sum of Total Debt plus Shareholders’ Equity.

“Change of Control” means an event which shall be deemed to have occurred if any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of stock of the Company of any class or classes where the stock the beneficial ownership of which is so acquired carries (otherwise than by reason only of the happening of a contingency) more than 50 percent of the ordinary voting power for the election of directors generally of the Company; or, during any period of 12 consecutive calendar months, individuals:

(i)            who were directors of the Company on the first day of such period, or

(ii)           whose election or nomination for election to the board of directors of the Company was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election was so approved shall cease to constitute a majority of the board of directors of the Company.

“Citibank” means Citibank, N.A.

“Closing Date” means December 7, 2001.

“Commitment” has the meaning specified in Section 2.01.

“Consolidated Subsidiary” means at any date any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements at such date in accordance with GAAP.

“Convert”, “Conversion”, and “Converted” each refer to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.09, 2.10 or 2.13.

“Credit Rating” means, at any time, the credit rating on the Company’s long-term senior unsecured debt then most recently publicly announced by either Moody’s or S&P and “Credit Ratings” means both such credit ratings.

“Debt” means (but without duplication of any item) (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, excluding trade obligations and other accounts payable arising in the ordinary course of business, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Default” means any event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Dollars” and the sign “$” each means lawful money of the United States.

“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

“Eligible Assignee” means (i) a Bank or any affiliate of a Bank; (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000 or the local currency equivalent thereof, provided that such bank is acting through a branch or agency located in the United States.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company or any of its Subsidiaries, (ii) partnership, trade or business under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company or any of its Subsidiaries, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company or any of its Subsidiaries, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

“Eurodollar Rate” means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period; provided, however, for purposes of determining the amount of any such deposit in the case of Citibank, such amount shall be substantially equal to the Eurodollar Rate Advance to be made by Citicorp comprising part of such Borrowing.  The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

“Eurodollar Rate Advance” means an Advance which bears interest as provided in Section 2.07(b).

“Eurodollar Rate Reserve Percentage” of any Bank for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank (or for Citibank, in the case of Eurodollar Rate Advances of Citicorp) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“GAAP” means generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, Accounting Principles Board and the American Institute of Certified Public Accountants or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the financial statements referred to in Section 4.01(e).

“Insufficiency” means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Company pursuant to the provisions below, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company pursuant to the provisions of Section 2.10 and subject to the provisions below.  The duration of each such Interest Period shall be one, two, three or six months, or nine or twelve months, if available, in each case as the Company may select pursuant to the provisions of Section 2.02(a) or Section 2.10, as applicable; provided, however, that:  (i) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; and (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.  If, in accordance with Section 2.13 or otherwise, any Borrowing shall include both Base Rate Advances and Eurodollar Rate Advances, each such Base Rate Advance shall be assigned an Interest Period that is coextensive with the Interest Period then assigned to such Eurodollar Rate Advances.

“Majority Banks” means at any time Banks holding at least 51% of the then aggregate unpaid principal amount of the Advances made by Banks, or, if no such principal amount is then outstanding, Banks having at least 51% of the Commitments.

“Margin Stock” has the meaning specified in Regulation U issued by the Board of Governors of the Federal Reserve System.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Company or any of its ERISA Affiliates, and more than one employer other than the Company or any of its ERISA Affiliates, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any of its ERISA Affiliates made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Note” means a promissory note of the Company payable to the order of any Bank, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Company to such Bank resulting from the Advances made by such Bank to the Company.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Payment Office” means the principal office of Citibank in New York City, located on the date hereof at 399 Park Avenue, New York, New York 10043.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Plan” means an employee benefit plan, other than a Multiemployer Plan, which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Company or any of its ERISA Affiliates and subject to Title IV of ERISA.

“Reference Banks” means Citibank, JPMorgan Chase Bank and Credit Suisse First Boston.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders’ Equity” means at any date the consolidated shareholders’ equity of the Company and its Consolidated Subsidiaries which would appear as such on a consolidated balance sheet as of such date of the Company and its Consolidated Subsidiaries, after deducting treasury stock and as determined in accordance with GAAP.

“Significant Subsidiary” has the meaning assigned to such term in Regulation S-X issued pursuant to the Securities Act and the Exchange Act.

“Stated Termination Date” means June 7, 2002.

“Subsidiary” means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly (through one or more Subsidiaries) owned or controlled by the Company.

“Termination Date” means the Stated Termination Date or the earlier date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01.

“Termination Event” means (i) a “reportable event,” as such term is described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(f) of ERISA, or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year in which it was a “substantial employer”, as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Company or any of its ERISA Affiliates under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Total Commitment” means, at any time, the sum of all of the Commitments at such time.

“Total Debt” means, as of any date, all Debt of the Company and its Consolidated Subsidiaries on a consolidated basis, other than, to the extent included in Debt, liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Type” has the meaning assigned thereto in the definition herein of “Advance”.

“Utilization Fee” has the meaning specified in Section 2.04(b).

“Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary in which all of the shares of capital stock or other equity interests are, at the time, directly or indirectly owned by the Company; provided that up to 10% of each class of such shares of capital stock or other equity interests may be directors’ qualifying shares or shares or equity interests issued by such Subsidiary under employee compensation or incentive plans.

“Withdrawal Liability” shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.03.  Accounting Terms and Change in Accounting Principles.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 4.01(e) are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company with the agreement of its independent certified public accountants and such changes result in a change in the components of the calculation of any of the financial covenants, standards or terms found in Article V hereof, the Company and the Agent agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such changes as if such changes had not been made, provided, however, that no change in GAAP that would affect the components of the calculation of any of such financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Agent, to so reflect such change in accounting principles.  Without limiting the generality of the foregoing, any sale of accounts receivable, chattel paper, instruments, general intangibles and related equipment or inventory or any other assets by the Company or any Subsidiary which constitutes a sale of such assets under GAAP as in effect from time to time shall not constitute Debt under this Agreement or the grant of a Lien on such assets for purposes of this Agreement.  Notwithstanding anything in the second sentence of this Section to the contrary, whether any such sale consisting of a sale of financial assets covered by SFAS 140 constitutes a sale shall be determined by SFAS 140 or any successor pronouncement from and after its respective effective date.

ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Advances.

(a)  Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Company from time to time on any Business Day during the period from the date hereof until the Termination Date.  The aggregate amount (determined in Dollars) of the Advances of any Bank shall not exceed at any time outstanding the Dollar amount set opposite such Bank’s name on the signature pages hereof (or of any Assignment and Acceptance  to which such Bank is a party), as such amount may be reduced pursuant to Section 2.05 (such Bank’s “Commitment”).

(b)  Each Borrowing shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments.  Each Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.  Within the limits of each Bank’s Commitment, the Company may borrow, repay pursuant to Section 2.06 or prepay pursuant to Section 2.11, and reborrow under this Section 2.01.

SECTION 2.02.  Making the Advances.

(a)  Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) by the Company to the Agent, in the case of a proposed Borrowing comprised of Base Rate Advances, on the date of such proposed Borrowing and in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, three Business Days prior to the date of such proposed Borrowing.  The Agent shall give each Bank prompt notice thereof by telecopy, telex or cable.  Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such Advance and (iv) aggregate amount of such Borrowing.  The Company shall certify, in each Notice of Borrowing, the Credit Ratings, if any, then in effect.  In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each Bank and the Company of the applicable interest rate under Section 2.07(b).

(b)           Each Bank shall make available for the account of its Applicable Lending Office:

(i)  in the case of a Borrowing comprised of Base Rate Advances, to the Agent before 12:00 noon (New York City time)(or, if the applicable Notice of Borrowing shall have been given on the date of such Borrowing, before 4:00 P.M. (New York City time)) on the date of such Borrowing, at such account maintained at the Payment Office as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank’s ratable portion of such Borrowing; and

(ii)  in the case of a Borrowing comprised of Eurodollar Rate Advances, to the Agent before 12:00 noon (New York City time) on the date of such Borrowing, at such account maintained at the Payment Office as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank’s ratable portion of such Borrowing.

After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Company at the aforesaid applicable Payment Office.

(c)           Each Notice of Borrowing shall be irrevocable and binding on the Company.  In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Company shall indemnify each Bank against any loss, cost or expense reasonably incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d)           Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank’s ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to it on the date of such Borrowing in accordance with subsection (b) of this Section 2.02 and it may, in reliance upon such assumption, make (but shall not be required to make) available to the Company on such date a corresponding amount.  If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent at (i) in the case of the Company, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate or the Agent’s overdraft cost, if higher.  If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Advance as part of such Borrowing for purposes of this Agreement.

(e)           The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

SECTION 2.03.  [Reserved].

SECTION 2.04.  Fees.

(a)                                                      Facility Fee.  The Company agrees to pay each Bank a facility fee at the respective rate per annum set forth below on such Bank’s average daily Commitment (irrespective of usage) from the date hereof until the Termination Date, payable on the last day of each March, June, September and December during the term of such Bank’s Commitment, commencing December 31, 2001, and on the Termination Date.  The facility fee in respect of any period shall be determined on the basis of the Credit Ratings in effect during such period, in accordance with the table set forth below.  The rate per annum at which such facility fee is calculated shall change when and as any Credit Rating changes.

Credit Rating	Facility Fee
(Rate per annum)
A or better (S&P) or
A2 or better (Moody’s)	0.07%

Below A (S&P) and A2 (Moody’s)
but
A- (S&P) or
A3 (Moody’s)	0.08%

Below A- (S&P) and A3 (Moody’s)
but
BBB+ (S&P) or
Baa1 (Moody’s)	0.09%

Below BBB+ (S&P) and Baa1 (Moody’s)
but
BBB (S&P) or
Baa2 (Moody’s)	0.11%

Below BBB (S&P) and Baa2 (Moody’s)
but
BBB- (S&P) and Baa3 (Moody’s)	0.15%

Below BBB- (S&P) or Baa3 (Moody’s)	0.20%

If, during any period, the Company shall not have Credit Ratings from both S&P and Moody’s, the Credit Rating of the Company for purposes of this Section 2.04(a) shall be deemed to be below BBB- (S&P) and below Baa3 (Moody’s) during such period.  In addition, and notwithstanding the foregoing chart, if the Credit Rating of the Company from S&P is more than one level higher or lower than the equivalent Credit Rating of the Company from Moody’s at such time, then the facility fee rate shall be determined as if the applicable Credit Rating of the Company from each of S&P and Moody’s were one level higher than the lower of the two Credit Ratings.

(b)  Utilization Fee.  For each day on which the aggregate outstanding principal amount of the Advances exceeds 50% of the aggregate amount of the Commitments, a utilization fee (the “Utilization Fee”) (in addition to all other interest and fees payable with respect to the Advances) will accrue on each outstanding Advance at a rate equal to 0.10% per annum (computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed).  The Utilization Fee will be payable, when applicable, with respect to each applicable Advance, on each date that interest is payable with respect to such Advance.

(c)  Agency Fee.  The Company agrees to pay to the Agent those fees as are described in that certain letter agreement dated November 12, 2001 (as the same may from time to time be amended, supplemented, restated or otherwise modified), when and as the same shall become due and payable by the Company as provided therein.

SECTION 2.05.  Reduction of the Commitments.

(a)  The Company shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; provided, that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

(b)  On the tenth day after the receipt by the Company or any of its Subsidiaries of proceeds from the issuance of Debt in the capital markets with a maturity in excess of one year, the Commitments of the Banks (if not previously terminated under Section 2.05(a)) shall be reduced ratably in an aggregate amount equal to such proceeds (or the Dollar equivalent of such proceeds, in the event such Debt is raised in a currency other than Dollars) and, to the extent that the amount of such reduction in the Commitments shall exceed the aggregate unused portions of the Commitments of the Banks, the Company shall make a prepayment in the amount of such excess pursuant to Section 2.11(b).

SECTION 2.06.  Repayment of Advances.  The Company shall repay on the Termination Date the principal amount of each Advance made to it.

SECTION 2.07.  Interest on Advances.  The Company shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a)  Base Rate Advances.  If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable monthly on the tenth day of each month and on the date such Base Rate Advance shall be paid in full or converted; provided, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.  The Agent shall provide telephonic notice to the Company of the amount of interest due and payable on Base Rate Advances by a date not later than the date such payment is due; provided, however, that the Agent’s failure to give such notice shall not discharge the Company from the payment of interest but shall only delay the due date of such interest until such telephonic notice is given.

(b)  Eurodollar Rate Advances.  If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above (x) if the originally scheduled Interest Period shall then be in effect, the sum of the Eurodollar Rate plus the Applicable Eurodollar Margin then in effect with respect to such Advance, and (y) in all other cases, the Base Rate in effect from time to time.  “Applicable Eurodollar Margin” means, in respect of any Eurodollar Rate Advance, a rate per annum determined as of the first day of the Interest Period for such Eurodollar Rate Advance in reference to the table set forth below on the basis of the Credit Ratings at such time.

Applicable
Eurodollar Margin
Credit Rating	(Rate per Annum)
A or better (S&P) or A2 or better (Moody’s)	0.155%
Below A (S&P) and A2 (Moody’s) but A- (S&P) or A3 (Moody’s)	0.165%
Below A- (S&P) and A3 (Moody’s) but BBB+ (S&P) or Baa1 (Moody’s)	0.210%
Below BBB+ (S&P) and Baa1 (Moody’s) but BBB (S&P) or Baa2 (Moody’s)	0.265%
Below BBB (S&P) and Baa2 (Moody’s) but BBB- (S&P) and Baa3 (Moody’s)	0.350%
Below BBB- (S&P) or Baa3 (Moody’s)	0.500%

If, on the first day of the Interest Period for any Eurodollar Rate Advance, the Company shall not have Credit Ratings from both S&P and Moody’s, the Credit Ratings of the Company, for purposes of this Section 2.07(b), shall be deemed to be below BBB- (S&P) and below Baa3 (Moody’s) during such period.  In addition, and notwithstanding the foregoing chart, if the Credit Rating of the Company from S&P is more than one level higher or lower than the equivalent Credit Rating of the Company from Moody’s at such time, then the Applicable Eurodollar Margin shall be determined as if the Credit Rating of the Company from each of S&P and Moody’s were one level higher than the lower of the two Credit Ratings.

SECTION 2.08.  Additional Interest on Eurodollar Rate Advances.  The Company shall pay to each Bank, so long as such Bank (or Citibank, in the case of Eurodollar Rate Advances of Citicorp) shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance made by such Bank to the Company, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance.  Such additional interest so notified to the Company by any Bank shall be payable to the Agent for the account of such Bank on the dates specified for payment of interest for such Advance in Section 2.07.

SECTION 2.09.  Interest Rate Determination.

(a)  Each Reference Bank agrees to furnish to the Agent (in the case of Eurodollar Rate Advances), timely information for the purpose of determining the Eurodollar Rate.  The Agent shall give prompt notice to the Company and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.07(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b).

(b)  If the Agent shall, at least one Business Day before the date of any requested Borrowing or the Conversion or continuation of any Borrowing, notify the Company and the Banks that less than two of the Reference Banks shall have furnished timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances, the Agent shall forthwith notify the Company and the Banks that the interest rate cannot be determined for such Eurodollar Rate Advances, whereupon

(i)  each such Advance will automatically, on the last day of the then outstanding Interest Period therefor, Convert into and with respect to a requested Advance as part of a requested Borrowing, such Advance shall be, a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(ii)  the rights of the Company to select, and the obligation of the Banks to make, or to Convert Advances into, or continue Advances as, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist.

(c)  If, with respect to any Eurodollar Rate Advances the Majority Banks shall at least one Business Day before the requested date of, or the proposed Conversion or continuation of the Advances comprising all or part of, any Borrowing, notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Company and the Banks, whereupon

(i)  each such outstanding Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into, and with respect to a requested Advance as part of a requested Borrowing, such Advance shall be, a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance) , and

(ii)  the rights of the Company to select, and the obligation of the Banks to make, or to Convert Advances into, or continue Advances as, Eurodollar Rate Advances shall be suspended until the Majority Banks have notified the Agent and the Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist.

(d)  The Agent shall, upon becoming aware that the circumstances causing any such suspension referred to in Sections 2.09 (b)or (c) or 2.13 no longer apply, promptly so notify the Company, provided that the failure of the Agent to so notify the Company shall not impair the rights of the Banks under this Section 2.09 or Section 2.13, as applicable, or expose the Agent to any liability.

(e)  If the Company shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and the provisions of Section 2.10, or is not entitled to Convert or continue such Advances into or as Eurodollar Rate Advances pursuant to Section 2.10, the Agent will forthwith so notify the Company and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(f)  On the date on which the aggregate unpaid principal amount of Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall, if they are Eurodollar Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Company to Convert such Advances into Eurodollar Rate Advances shall terminate; provided, however, that if and so long as each such Advance shall be of the same Type and have the same Interest Period as Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Advances shall equal or exceed $10,000,000, the Company shall have the right to continue all such Advances as, or to Convert all such Advances into, Eurodollar Rate Advances having such Interest Period.

SECTION 2.10.  Voluntary Conversion or Continuation of Advances.

The Company may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion or continuation, and subject to the provisions of Sections 2.09 and 2.13 and the provisos in this Section 2.10(a), Convert all or any part of the Advances of one Type comprising the same Borrowing into Advances of another Type or continue all or any part of the Advances of one Type comprising the same Borrowing as Advances of the same Type; provided, however, that any such Conversion or continuation of any Eurodollar Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances; and provided further, that no Advance may be Converted into or continued as, a Eurodollar Rate Advance, at any time that a Default or Event of Default has occurred and is continuing.  Any such Conversion or continuation of any Advances shall be in the minimum amounts and increments specified in Section 2.01(b).  Each such notice of a Conversion or continuation shall, within the restrictions specified above, specify (i) the date of such Conversion or continuation, (ii) the Advances to be Converted or continued, and (iii) if such Conversion or continuation is into or as Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

SECTION 2.11.  Prepayments.

(a)  Subject to Section 9.04(b) hereof, the Company may (i) following notice given to the Agent by the Company not later than 11:00 A.M. (New York City time) on the proposed date of prepayment, such notice specifying the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay the outstanding principal amounts of the Base Rate Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (ii) following notice given to the Agent by the Company not later than 11:00 A.M. (New York City time) two Business Days prior to the proposed date of prepayment, such notice specifying the proposed date of the prepayment, and if such notice is given the Company shall, prepay the outstanding principal amounts of the Eurodollar Rate Advances comprising a Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.  Each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

(b)  In the event that the Company is required to make a prepayment pursuant to Section 2.05(b), the Company shall prepay the outstanding principal amounts of Advances comprising part of the same Borrowing, in whole or ratably in part, in an aggregate amount equal to or exceeding the required amount of such prepayment, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) any related amounts owing to the Banks pursuant to Section 9.04(b).

SECTION 2.12.  Increased Costs and Reduced Return.

(a)  If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted after the Closing Date, or reasonably determined by a Bank only after the Closing Date to be applicable to it or to its Eurodollar Rate Advances, there shall be any increase after the date hereof in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, by an amount deemed by such Bank to be material, then the Company shall from time to time, within 15 days after demand by such Bank, accompanied by the certificate required therefor under Section 2.12(c) (with a copy of such demand and such certificate to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost.  It shall be assumed, for the purpose of computing amounts to be paid by the Company to Citicorp pursuant to this Section 2.12(a), that the making, funding or maintaining by Citicorp of any Advance has been by Citibank.

(b)  If any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office or any corporation controlling such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, which adoption, change, request or directive is effected, made or promulgated after the Closing Date, or if effective, made or promulgated prior to such date, is reasonably determined by a Bank only after the Closing Date to be applicable to it or its obligations hereunder, has or would have the effect after the date hereof of reducing the rate of return on such Bank’s capital or the capital of any corporation controlling such Bank as a consequence of such Bank’s obligation hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then the Company shall, from time to time, within 15 days after demand by such Bank, accompanied by the certificate required therefor under Section 2.12(c) (with a copy of such demand and such certificate to the Agent), pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank or such controlling corporation for such reduction.

(c)  Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.  In determining such amount, such Bank may use any reasonable averaging and attribution methods.  A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the basis for the calculation thereof shall be conclusive in the absence of manifest error.

(d)  The Company shall not be obligated to pay any additional amounts with respect to a demand under Section 2.12(a) or 2.12(b) that are attributable to the period (the “Excluded Period”) ending 120 days prior to the Company’s receipt of the certificate with respect to such demand required under Section 2.12(c); provided, however, that to the extent such additional amounts accrue during the Excluded Period because of the retroactive effect of the applicable law, rule, regulation, guideline or request promulgated during the 120 day period prior to the Company’s receipt of such certificate, the limitation set forth in this Section 2.12(d) shall not apply.

SECTION 2.13.  Illegality.

(a)  In the event that any Bank shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any of its Eurodollar Rate Advances has become unlawful because of the introduction of or any change in or in the interpretation of any law or regulation or because of the assertion of unlawfulness by any central bank or other governmental authority, then, in any such event, such Bank shall give prompt notice (by telephone confirmed in writing) to the Company and to the Agent of such determination (which notice the Agent shall promptly transmit to the other Banks).

(b)  Upon the giving of the notice to the Company referred to in subsection (a) above, then (i) the obligation of the Banks to make, or to Convert Advances into or to continue Advances as, Eurodollar Rate Advances shall be suspended until the applicable Bank notifies the Agent and the Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist, and (ii) if any affected Eurodollar Rate Advances are then outstanding, the Company shall, upon at least one Business Day’s written notice to the Agent and the affected Bank, or if permitted by applicable law no later than the date permitted thereby, in the Company’s sole discretion, either (i) prepay the principal amount of all outstanding Eurodollar Rate Advances of such Bank to which such notice related, together with accrued interest thereon to the date of payment or (ii) Convert each such Eurodollar Rate Advance into a Base Rate Advance, and be obligated to reimburse such Bank in respect thereof pursuant to Section 9.04(b) hereof.  If more than one Bank gives notice pursuant to Section 2.13(a) at any time, then all outstanding Eurodollar Rate Advances of such Banks must be treated the same by the Company pursuant to this Section 2.13(b).  Any Base Rate Advance arising by reason of this Section 2.13(b) shall have an Interest Period assigned to it that ends on the date that the Interest Period for the Eurodollar Rate Advance for which it shall have been substituted would have expired, and the principal thereof and interest thereon shall be payable on the date that principal and interest would otherwise have been payable on such Eurodollar Rate Advance.  Such Base Rate Advance may not be prepaid at any time prior to the date that the Eurodollar Rate Advances comprising a part of such Borrowing shall be prepaid.

SECTION 2.14.  Payments and Computations.

(a)  The Company shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent’s account maintained at the Payment Office.  The Agent will give the Company prior notice of the due date of the principal of any Advance and of the due date and amount of any fees payable hereunder; provided that the failure to give any such prior notice shall not limit the Company’s liability for such payment, but shall delay the due date of such payment for purposes of Sections 6.01(a) or (b), as applicable, by the number of days after such due date that such notice is given.  The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.08, 2.12 or 2.17) to the applicable Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b)  The Company hereby authorizes each Bank, if and to the extent payment owed to such Bank by the Company is not made when due hereunder under any Note held by such Bank, to charge from time to time against any or all of the Company’s accounts with such Bank any amount so due.  Each Bank agrees promptly to notify the Company after any such charge, provided that the failure to give such notice shall not affect the validity of such charge.

(c)  All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable.  Each determination by the Agent (or, in the case of Section 2.08, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)  Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)  Unless the Agent shall have received notice from the Company prior to the date on which any payment is due from the Company to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to it on such date and it may, in reliance upon such assumption, cause (but shall not be required to cause) to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent the Company shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent at the Federal Funds Rate.

SECTION 2.15.  Sharing of Payments, Etc.  If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.08, 2.12 or 2.17) in excess of its ratable share of payments on account of the Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.  The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

SECTION 2.16.  [Reserved].

SECTION 2.17.  Taxes.

(a)  Subject to Section 2.17(f), any and all payments by the Company hereunder or under the Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof (all such non–excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  Subject to Section 2.17(f), if the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable by the Company shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17(a)) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)  In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as “Other Taxes”).

(c)  The Company will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Bank or the Agent (as the case may be), and any liability (including penalties, interest and expenses reasonably incurred) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

(d)  The Agent may, from time to time, request that the Company furnish (and the Company shall, promptly following any such request, furnish) to the Agent the originals or certified copies of receipts evidencing the payment of Taxes by and on behalf of the Company or, if no Taxes are payable in respect of any payment hereunder or under the Notes, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes.

(e)  Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.17 shall survive the payment in full of principal and interest hereunder and under the Notes.

(f)  On or prior to the Closing Date (or, in the case of any assignee party to an Assignment and Acceptance,  on the effective date of its becoming a “Bank” hereunder), each Bank organized under the laws of a jurisdiction outside the United States shall provide the Agent with the forms prescribed by the Internal Revenue Service of the United States certifying such Bank’s exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under any of the Notes, and each such Bank shall thereafter provide the Company and the Agent with such supplements and amendments thereto and such additional forms as may from time to time be required by applicable law.  If a Bank that is organized under the laws of a jurisdiction outside the United States shall fail to deliver, or improperly delivers, the forms described in this Section 2.17(f), Section 2.17(a) and Section 2.17(c) shall not apply with respect to any payments made to such Bank under this Agreement during the period that such failure or deficiency shall continue, and the Company and the Agent shall be permitted to withhold United States federal, state and local income taxes from any payments made under this Agreement at the applicable statutory rate.

(g)  If any Bank determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes or Other Taxes paid or reimbursed by the Company pursuant to this Section 2.17 in respect of payments under this Agreement or the Notes, a current monetary benefit that it would otherwise not have obtained but for such refund, deduction or credit, and that would result in the total payments under this Section 2.17 exceeding the amount needed to make such Bank whole, such Bank shall pay to the Company, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all reasonable out-of-pocket expenses in securing such refund, deduction or credit.

SECTION 2.18.  Substitution of Banks.  In the event that (w) any one or more Banks, pursuant to Section 2.12 hereof, incurs any increased costs, receives a reduced payment or is required to make any payment for which any such Bank demands compensation pursuant to such Section, or makes a claim for indemnity or compensation under Section 2.17 hereof with respect to a payment when no other Bank makes a claim for indemnity or compensation under Section 2.17 with respect to such payment, in any such case which compensation or indemnity increases the effective lending rate of such Bank with respect to its share of the Advances in excess of the effective lending rate of the other Banks, and such Bank has not mitigated such increased costs, reduced payment or additional payment within 30 days after receipt by such Bank from the Company of a written notice that such Bank’s effective lending rate has so exceeded the effective lending rate of the other Banks; or (x) any one or more Banks have determined pursuant to Section 2.13(a) hereof that it may not make or maintain all or certain of its Eurodollar Rate Advances at such time (and the other Banks shall continue to be able to make or maintain their corresponding Eurodollar Rate Advances at such time) and the inability of such Bank to make or maintain such Eurodollar Rate Advances continues for 30 or more days after the receipt by such Bank from the Company of written notice of such inability and the Company’s request that such Bank alleviate such inability; then and in any such event, the Company may substitute for such Bank an existing Bank, or another financial institution which is acceptable to the Agent, to assume the Commitment of such Bank and to purchase the Note of such Bank hereunder, without recourse to or warranty (other than as to unencumbered ownership) by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the Advances then payable to such Bank plus any accrued but unpaid interest and accrued but unpaid fees with respect thereto.  Such purchase shall be effected by execution and delivery by such Bank and its replacement of an Assignment and Acceptance, and shall otherwise be made in the manner described in Section 9.08.  Upon such purchase, to the extent of the rights and benefits assigned, such Bank shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Bank would retain hereunder upon termination of this Agreement) and the replacement Bank shall succeed to the rights and benefits, and shall assume the obligations, of such Bank hereunder and under the Note to which such Bank is a party.

ARTICLE III
CONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to Initial Borrowing.  The obligation of each Bank to make its initial Advance on the occasion of the initial Borrowing by the Company on or after the Closing Date is subject to the conditions precedent that (i) an officer of the Company shall have delivered to the Agent a certificate stating that (A) the Company has closed its purchase of the fifty percent (50%) interest in the Henkel-Ecolab joint venture previously owned by Henkel Kommanditgesellschaft auf Aktien (“Henkel”) pursuant to the Master Agreement dated as of December 7, 2000, as amended, between the Company and Henkel, and (B) Henkel elected to have the purchase price paid in cash, (ii) all commitment, facility, agency and administrative fees provided for under the terms of this Agreement, accrued to the date of such initial Advance, shall have been paid by the Company and (iii) the Agent shall have received on or before the Closing Date the following, each dated as of the Closing Date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

(a)  The Notes payable to the order of the Banks, respectively.

(b)  Certified copies of (i) the resolutions of the Board of Directors of the Company approving this Agreement and the Notes of the Company, and (ii) all documents evidencing other necessary corporate or other authorizing action and governmental approvals, if any, with respect to this Agreement and the Notes.

(c)  Signed copies of a certificate of the Secretary or an Assistant Secretary or other appropriate officer or representative of the Company certifying the names and true signatures of the officers or other representatives of the Company authorized to sign this Agreement and the Notes and the other documents or certificates to be delivered by the Company pursuant to this Agreement.  The Agent may conclusively rely on each such certificate of the Company until the Agent shall receive a further certificate of the Secretary or an Assistant Secretary or other representative of the Company canceling or amending the prior certificate of the Company, and submitting the signatures of the officers or other representatives named in such further certificate.

(d)  A certificate executed by the Treasurer of the Company on behalf of the Company certifying that as of the Closing Date, since December 31, 2000 there has been no material adverse change in the business, financial condition, operations, properties or performance of the Company and its Subsidiaries, taken as a whole, or in the ability of the Company to perform its obligations under this Agreement or any Note.

(e)  Favorable opinions of (i) the General Counsel of the Company in substantially the form of Exhibit D hereto, and (ii) special counsel for the Company in substantially the form of Exhibit E hereto.

(f)  A favorable opinion of Sidley Austin Brown & Wood, counsel for the Agent, in substantially the form of Exhibit F hereto.

SECTION 3.02.  Conditions Precedent to Each Borrowing.  The obligation of each Bank to make an Advance on the occasion of each Borrowing pursuant to Section 2.02 (including the initial Borrowing) by the Company shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true and the Agent shall have received for the account of such Bank a certificate signed by a duly authorized officer of the Company as follows:

(i)  The representations and warranties contained in subsections (a) - (i) and (k) - (n) of Section 4.01 are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii)  No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or Default;

and (b) if the Agent shall have reasonably requested prior to the delivery of the Notice of Borrowing for such Borrowing, approvals, opinions or, pursuant to Section 5.01(b)(xiii), documents for the purpose of verifying compliance by the Company with the terms of this Agreement or with applicable law, the Agent shall have received such approvals, opinions or documents.

ARTICLE IV
REPRESENTATION AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Company.  The Company represents and warrants to the Banks and the Agent as follows:

(a)  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)  The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company’s restated certificate of incorporation or by-laws or (ii) law or any contractual restriction binding on or affecting the Company.

(c)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement and the Notes except any such approvals, notices, actions or filings which have already been made, obtained or given.

(d)  This Agreement is, and the Notes are, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity.

(e)  The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 2000, and the related statements of income, cash flows and shareholders’ equity of the Company and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied.

(f)  There are no pending actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is (in the best judgment of the Company) a reasonable possibility of an adverse decision which would affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, to the extent that there is (in the best judgment of the Company) a reasonable possibility that such decision would prevent the Company from repaying its obligations in accordance with the terms of this Agreement, or (ii) the legality, validity or enforceability of this Agreement or any Note.

(g)  United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the year ended December 31, 1996.  The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes are, in the opinion of the Company, adequate.

(h)  Each of the Company’s Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing (or the equivalent under applicable local law) under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except in each case where the failure to do so could not reasonably be expected to affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is a reasonable possibility that such failure would prevent the Company from repaying its obligations in accordance with the terms of this Agreement, or (ii) the legality, validity or enforceability of this Agreement.

(i)  The sum of the Insufficiencies of any and all Plans with respect to which a Termination Event has occurred and is still in existence (or, in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event has occurred, the liability related thereto) does not exceed $25,000,000.

(j)  Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, was complete and accurate and fairly presented the funding status and financial condition of such Plan as of the date of such Schedule B, and since such date there has been no material adverse change in such funding status or financial condition, considered in the aggregate, except for a decline, if any, in the funded ratio of the Ecolab Pension Plan primarily attributable to a decrease in the interest rate which must be used to measure pension plan liabilities.

(k)  Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), is greater than $25,000,000.

(l)  Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years most recently ended by an amount exceeding $7,500,000 per annum.

(m)  The Company and its Subsidiaries are in compliance in all material respects with all environmental and hazardous waste laws, rules and regulations, and neither the Company nor any of its Subsidiaries has been cited as being in violation of such law, rule or regulation by any Federal, state or local governmental agency or other authority responsible for or having jurisdiction over hazardous waste disposal, where the failure to so comply or being so cited  would (in the best judgment of the Company) affect the business, consolidated financial position or consolidated results of operations of the Company and its Subsidiaries, to the extent that there is (in the best judgment of the Company) a reasonable possibility that such non-compliance or being so cited or listed would prevent the Company from repaying its obligations under this Agreement in accordance with the terms hereof.

(n)  There are no pending or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or other governmental agency or authority arising out of or relating to hazardous waste disposal or environmental compliance or asserting a claim for damages based upon the use or other application of any products of the Company or any of its Subsidiaries, in which there is (in the best judgment of the Company) a reasonable possibility of an adverse decision which would affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is (in the best judgment of the Company) a reasonable possibility that such decision would prevent the Company from repaying its obligations under this Agreement in accordance with the terms hereof.

(o)  As of the Closing Date, since December 31, 2000 there has been no material adverse change in the business, financial condition, operations, properties or performance of the Company and its Subsidiaries, taken as a whole, or in the ability of the Company to perform its obligations under this Agreement or any Note.

ARTICLE V
COVENANTS OF THE COMPANY

SECTION 5.01.  Affirmative Covenants.  So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will, unless the Majority Banks shall otherwise consent in writing:

(a)  Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith, and except in each case where the failure to do so could not reasonably be expected to affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is a reasonable possibility that such failure would prevent the Company from repaying its obligations in accordance with the terms of this Agreement, or (ii) the legality, validity or enforceability of this Agreement.

(b)  Reporting Requirements.  Furnish to the Banks:

(i)  as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the consolidated statement of income and shareholders’ equity and the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a designated financial officer of the Company;

(ii)  as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Consolidated Subsidiaries, containing financial statements for such year certified in a manner acceptable to the Majority Banks by PricewaterhouseCoopers or other independent public accountants acceptable to the Majority Banks;

(iii) within the designated time frame for the delivery of financial statements referred to in clauses (i) and (ii) above, a certificate of a designated financial officer of the Company (A) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.02(a), and 5.03 on the date of such financial statements and (B) stating whether there exists on the date of such certificate any Event of Default or Default and, if any Event of Default or Default then exists, setting forth the details thereof and the action which the Company is taking with respect thereto;

(iv)  promptly after the sending or filing thereof, copies of all reports which the Company sends generally to its security holders, and copies of all periodic reports (including reports on Form 8-K) and all registration statements which the Company or any Subsidiary files with the Securities and Exchange Commission (other than registration statements on Form S-8 or Form 11-K, or registration statements on Form S-3 relating solely to the registration of securities for resale by the holders thereof);

(v)  as soon as possible and, in any event, within 14 Business Days after the Company (in its best judgment) has made a determination pursuant to any notice or claim received by the Company or any of its Subsidiaries to the effect that the Company or any of its Subsidiaries is a potentially responsible party for response costs incurred or to be incurred at any facility, other than a facility owned or operated by the Company or any of its Subsidiaries under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) or any state equivalent, that the potential liability (taking into account the probability that other Persons will provide contributions or otherwise share in the response costs to be incurred at the facility) of the Company or any of its Subsidiaries could reasonably be expected to exceed $25,000,000, a copy of such notice or claim and a statement of an officer of the Company explaining the Company’s understanding of the basis for such notice or claim;

(vi) as soon as possible and, in any event, within 14 Business Days from the date the Company (in its best judgment) makes a determination, pursuant to any notice given with respect to property owned or operated by the Company or any of its Subsidiaries, to Federal or state environmental agencies under any applicable environmental requirement of law, reporting the release of a hazardous or toxic waste, substance, pollutant or contaminant, including petroleum-based substances or wastes, into the environment, that the potential liability (taking into account the probability that other Persons will provide contributions or otherwise share in the response costs to be incurred at the facility) of the Company or any of its Subsidiaries could reasonably be expected to exceed $25,000,000, a copy of such notice and a statement of an officer of the Company explaining the Company’s understanding of the basis for such notice;

(vii) as soon as possible and, in any event, within 14 Business Days after the Company acquires actual knowledge that the operations or facilities of the Company or any of its Subsidiaries has become the subject of any state or federal investigation evaluating whether any remedial action pursuant to the National Contingency Plan, or any state equivalent, is needed to respond to a release or threatened release of a hazardous or toxic waste, substance, pollutant or contaminant, including petroleum-based substances or wastes, into the environment, if it could reasonably be expected that the cost to the Company and its Subsidiaries of the anticipated remedial action would exceed $25,000,000 a statement by an officer of the Company informing the Banks of such investigation and explaining the Company’s understanding of the basis for such investigation;

(viii)  as soon as possible and, in any event, within 14 Business Days after the Company acquires actual knowledge that any of the operations or facilities of the Company or any of its Subsidiaries becomes listed or is proposed for listing on the National Priorities List in accordance with 40 C.F.R. Part 300, Appendix B, or any state equivalent, and it could reasonably be expected that the cost to the Company and its Subsidiaries of response costs related thereto would equal or exceed $12,500,000, or receives any written notice or claim to the effect that it is a potentially responsible party for response costs involving an aggregate cost to the Company or its Subsidiaries of $25,000,000 or more incurred or to be incurred under CERCLA or any state equivalent, at any facility owned or operated by the Company or any of its Subsidiaries, a statement by an officer of the Company so informing the Banks and explaining the Company’s understanding of the basis for such listing or notice;

(ix) as soon as possible and in any event (A) within 45 days after the Company or any of its ERISA Affiliates acquires actual knowledge that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred, and (B) within 14 days after the Company or any of its ERISA Affiliates acquires actual knowledge that any other Termination Event with respect to any Plan has occurred, (provided, however, that the statement referred to below would not be required if (1) such Termination Event is described in clause (ii) of the definition of Termination Event, unless the occurrence of such Termination Event could reasonably be expected to or does result in aggregate liability of the Company and all ERISA Affiliates of the Company to any Multiple Employer Plan or to the PBGC of more than $25,000,000, (2) such Termination Event is described in clause (iii) of the definition of Termination Event, unless such Termination Event is not a “standard termination” as defined in Section 4041 of ERISA, or (3) it could not reasonably be expected that the aggregate cost to the Company and its Subsidiaries of any event set forth in clause (A) or (B) of this Section 5.01(b)(ix) and not otherwise excluded from the reporting requirements of this Section would exceed $5,000,000) a statement of an officer of the Company describing such Termination Event and the action, if any, which the Company or any of its ERISA Affiliates proposes to take with respect thereto;

(x)  promptly and in any event within 5 Business Days after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice received by the Company or any such ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(xi)  promptly and in any event within 14 Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, if the amount of liability incurred or expected to be incurred pursuant to such notice exceeds $10,000,000, a copy of each such notice received by the Company or such ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by such Multiemployer Plan, (B) the determination that such Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of such Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Company or any such ERISA Affiliate, as the case may be, in connection with any event described in clause (A), (B) or (C) above;

(xii) as soon as possible and, in any event, within 5 Business Days after the Company acquires actual knowledge that either of its Credit Ratings has changed, written notice informing the Agent of such change; and

(xiii) promptly, and in any event as soon as reasonably practicable, such other information with respect to the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries or ERISA Affiliates as any Bank through the Agent may from time to time reasonably request, including, without limitation, Schedule B (Actuarial Information) to the annual reports (Form 5500 Series) filed with the Internal Revenue Service for each Plan.

With respect to any financial statement, report or other document required to be delivered to the Banks pursuant to clauses (i), (ii) or (iv) above, the Company shall be deemed to have fulfilled its obligation to deliver such document to the extent that such document has been filed electronically with the Securities and Exchange Commission and is available on the web site operated by the Securities and Exchange Commission on or before the date that such document is required to be delivered pursuant to such clause.

(c)  Corporate Existence.  Subject to Section 5.02(b), preserve and keep, and will cause each of its Subsidiaries to preserve and keep, its corporate existence, rights, franchises and licenses in full force and effect, provided, however, that the Company may terminate the corporate existence of any Subsidiary, or permit the termination or abandonment of any Subsidiary, or permit the termination or abandonment of any right, franchise or license if, in the good faith judgment of the appropriate officer or officers of the Company, such termination or abandonment is not materially disadvantageous to the Company and is not materially disadvantageous to the Banks or the holders of the Notes.

(d)  Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with sound and reputable insurers covering all such properties and risks as are customarily insured by, and in amounts not less than those customarily carried by, corporations engaged in similar businesses and similarly situated.

(e)  Properties.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, in all material respects its properties which are deemed by the Company or such Subsidiary to be necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

(f)  Business.  Without prohibiting the Company from making acquisitions or divestitures permitted under Section 5.02(b), remain in the same businesses, similar businesses or other manufacturing or service businesses reasonably related thereto, taken as a whole, as are carried on at the date of this Agreement.

(g)  Use of Proceeds.  Use the proceeds of the Advances made under this Agreement only for general corporate purposes, including, without limitation, repaying at maturity the principal of and accrued interest on commercial paper issued by the Company or on loan notes or other instruments similar to commercial paper issued by the Company and the repayment of other indebtedness and acquisitions.

SECTION 5.02.  Negative Covenants.  So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will not, without the written consent of the Majority Banks:

(a)  Liens, Etc.  Create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance (“Lien”) upon or with respect to any of its properties (other than Margin Stock), whether now owned or hereafter acquired, or assign, or permit any of its Consolidated Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person or entity, other than (i) Liens securing Debt which in the aggregate does not exceed $50,000,000 or (ii) Liens granted by any Consolidated Subsidiary as security for any Debt owing to the Company or to a Wholly-Owned Consolidated Subsidiary.

(b)  Consolidations, Mergers and Sales of Assets.  Consolidate with or merge with or into any other Person or sell, lease or otherwise transfer all or a majority of its assets (other than Margin Stock) to any other Person or permit any Significant Subsidiary to consolidate with, merge into or sell, lease or otherwise transfer all or a majority of its assets to any Person other than the Company or a Wholly-Owned Consolidated Subsidiary except:

(i)  the Company may merge or consolidate with any other corporation so long as the Company is the surviving corporation in such transaction and immediately after consummation of such transaction no event has occurred and is continuing which constitutes an Event of Default or Default;

(ii)  the Company may merge into any corporation solely for the purpose of redomiciling so long as the surviving corporation in such transaction expressly assumes all of the obligations of the Company under this Agreement, under its Notes and under the letter agreement referred to in Section 2.04(c) and immediately after consummation of such transaction no event has occurred and is continuing which constitutes an Event of Default or Default; and

(iii)  any Significant Subsidiary may consolidate or merge with or sell, lease or otherwise transfer all or more than a majority of its assets to any other Person so long as immediately after consummation of such transaction no event has occurred and is continuing which constitutes an Event of Default or Default.

(c)  Use of Proceeds for Securities Purchases.  Use any proceeds of any Advance to acquire any security in any transaction which is subject to Section 13(d), 13(g) or 14(d) of the Exchange Act except to the extent such transaction complies with such Act and the rules and regulations thereunder.

SECTION 5.03.  Financial Covenant.  So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will not, without the written consent of the Majority Banks, create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any Debt, if, immediately after giving effect to such Debt and the receipt and application of any proceeds thereof, the ratio of Total Debt to Capitalization exceeds 0.55 to 1.00.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)  The Company shall fail to pay any principal of any Note, or of any Advance not evidenced by a Note, when due; or

(b)  The Company shall fail to pay any fee under this Agreement or any interest on any Note (or on any Advance not evidenced by a Note) within ten days after the due date thereof; or

(c)  Any written representation or warranty made by the Company herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; provided that if any such representation or warranty shall have been incorrect through inadvertence or oversight, no Event of Default shall occur if such representation or warranty shall be made correct within 30 days after the Company shall have discovered the error; or

(d)  The Company shall fail to perform or observe any of the covenants contained in Section 5.02 (other than with respect to any involuntary Lien for purposes of Section 5.02(a)) or Section 5.03 (with respect to the creation or existence of Debt and a Total Debt to Capitalization ratio that is equal to or greater than 0.60 to 1.00); or the Company shall fail to perform or observe any other term, covenant (including Section 5.02(a) with respect to any involuntary Lien and Section 5.03 with respect to the creation or existence of Debt and a Total Debt to Capitalization Ratio that is greater than 0.55 to 1.00 but less than 0.60 to 1.00) or agreement contained in this Agreement, other than in (a) or (b) above, on its part to be performed or observed and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Bank; or

(e)  The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $20,000,000 (or its equivalent in any other currency) in the aggregate (but excluding Debt evidenced by the Notes or consisting of Advances not evidenced by the Notes) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or a prepayment required due to a voluntary sale or condemnation of collateral securing such Debt, or in the case of Debt which was Debt of an entity acquired by the Company or any of its Subsidiaries and which Debt was assumed by the Company or such Subsidiary as part of such acquisition, a prepayment required due to a sale or other transfer or condemnation of assets), prior to the stated maturity thereof; or

(f)  The Company or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the event of any such proceeding instituted against the Company or any of its Significant Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of 60 days or shall result in the entry of an order for relief, the appointment of a trustee or receiver, or other result adverse to the Company or such Significant Subsidiary; or the Company or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g)  Any judgment or order for the payment of money (to the extent not covered by insurance under which the insurer has admitted its liability in writing) in excess of $10,000,000 (or its equivalent in any other currency) shall be rendered against the Company or any of its Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and there shall be any time at which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (ii) enforcement proceedings shall not have been commenced by any creditor upon such judgment or order and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the Notes, any Advances not evidenced by Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, any Advances not evidenced by Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of an Event of Default described in Section 6.01(f), (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, any Advances not evidenced by Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

ARTICLE VII
THE AGENT

SECTION 7.01.  Authorization and Action.  On and as of the Closing Date, each Bank hereby appoints Citicorp as Agent and each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.  The Agent agrees to give to each Bank prompt notice of each written notice given to it by the Company pursuant to the terms of this Agreement.

SECTION 7.02.  Agent’s Reliance, Etc.  Neither the Agent, nor any of its Affiliates, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Agent:  (i) may treat the Bank that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Bank, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.08; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or to inspect the property (including the books and records) of the Company; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03.  Citicorp and Affiliates.  With respect to its Commitment the Advances made by it and the notes issued to it, Citicorp shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include Citicorp in its individual capacity.  Citicorp and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any of its Subsidiaries all as if Citicorp were not the Agent and without any duty to account therefor to the Banks.

SECTION 7.04.  Bank Credit Decision.  Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05.  Indemnification.  The Banks agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective principal accounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Banks, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or wilful misconduct.  Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly on demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent are not reimbursed for such expenses by the Company.

SECTION 7.06.  Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Majority Banks.  Upon any such resignation or removal, the Majority Banks shall have the right to appoint one of the Banks as the successor Agent.  If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint one of the Banks as its successor.  If none of the Banks will accept such an appointment, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which, in the case of a successor Agent, shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  The successor Agent shall immediately notify the Company of such appointment.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

ARTICLE VIII
[Reserved]

ARTICLE IX
MISCELLANEOUS

SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following:  waive any of the conditions specified in Section 3.01 or 3.02; (ii) increase the Commitments of the Banks or subject the Banks to any additional obligations, (iii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (v) change the percentage of the Commitments, or of the aggregate unpaid principal amount of the Notes, which shall be required for the Banks or any of the Banks to take any action hereunder or (vi) amend this Section 9.01; (b) after a Change of Control has occurred, no amendment, waiver or consent shall be effective with respect to Section 5.03 unless the same shall be in writing and signed by Banks holding at least 65% of the then aggregate unpaid principal amount of the Advances held by Banks, or, if no such principal amount is then outstanding, Banks having at least 65% of the Commitments; and (c) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement;

SECTION 1.01.  SECTION 9.02.  Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered,

(i)  if to the Company, at its address at Ecolab Center, St. Paul, Minnesota 55102, Attention: Treasurer, Telecopier No. 612-293-2401, with a copy to the Company at the same address, Attention: General Counsel;

(ii)  if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto or specified in the Assignment and Acceptance pursuant to which it became a party hereto; and

(iii)  if to the Agent, at its address at Bank Loan Syndications, Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention:  Lisa Rodriguez, Telecopier No. 302-894-6120, with a copy to Citicorp Securities, Inc., 233 South Wacker Drive, Chicago, Illinois  60606, Attention:  Lesley Noer, Telecopier No. 312-876-3288;

or, as to the Company, the Agent or any Bank, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.  All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

SECTION 9.03.  No Waiver; Remedies.  No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04.  Costs and Expenses.  (a)  The Company agrees to pay on demand all reasonable, out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out–of–pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to rights and responsibilities under this Agreement, and all costs and expenses, if any, of the Agent and the Banks (including, without limitation, reasonable counsel fees and expenses, which may be allocated costs of counsel who are employees of any Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

(b)  If any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of acceleration of the maturity of the Notes and Advances not evidenced by the Notes pursuant to Section 6.01, a voluntary prepayment pursuant to Section 2.11(a) or for any other reason, the Company shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.  Such Bank’s demand shall set forth the reasonable basis for calculation of such loss, cost or expense.

SECTION 9.05.  Right of Set-off.  Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making by the Majority Banks of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured.  Each Bank agrees promptly to notify the Company after any such set–off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set–off and application.  The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set–off) which such Bank may have.

SECTION 9.06.  [Reserved].

SECTION 9.07.  Binding Effect.  This Agreement shall become effective when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

SECTION 9.08.  Assignments and Participations.

(a)  Each Bank may, upon obtaining the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations so assigned, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) may be in the amount of such Bank’s entire Commitment but otherwise shall not be less than $10,000,000 and shall be an integral multiple of $1,000,000 unless the Company and the Agent otherwise consent, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000; and provided, further, that, notwithstanding the foregoing, each Bank may, without the consent of the Company and without the payment of the processing and recordation fee, assign to one or more Affiliates of such Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it).  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least two Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

(b)  By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

(c)  The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(d)  Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

(e)  Each Bank may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Company hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note and the maker of any Advance for all purposes of this Agreement, (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (v) any agreement between such Bank and any participant in connection with such participating interest shall not restrict such Bank’s right to agree to any amendment or waiver of any provision of this Agreement, or any consent to any departure by the Company therefrom, except (to the extent such participant would be affected thereby) a reduction of the principal of, or interest on, any Advance or postponement of any date fixed for payment thereof.

(f)  Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company; provided that, prior to any such disclosure of non-public information, such Bank shall have obtained the Company’s consent (which consent shall not be unreasonably withheld or delayed) and, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Company received by it from such Bank.

(g)  Notwithstanding any other provisions set forth in this Agreement, any Bank at any time may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Company, any other Bank or the Agent.

SECTION 9.09.  Consent to Jurisdiction.  (a)  The Company hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or in such Federal court.  The Company hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.  The Company consents to the service of process in any such action or proceeding by the mailing or delivery of a copy of such process to the Company at its address specified in Section 9.02.  The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)  Nothing in this Section 9.09 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Company or its property in the courts of any other jurisdictions.

SECTION 9.10.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.11.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 9.12.  Indemnification.  The Company agrees to indemnify and hold harmless the Agent, each Bank and each of their affiliates and their respective directors, officers, employees and agents (each, an “Indemnified Party”) from and against any and all claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Party in connection with or arising out of any investigation, litigation or proceeding related to the Advances, the Notes, this Agreement, any of the transactions contemplated hereby, or the use of the proceeds of the Borrowings by the Company, whether or not such Indemnified Party is a party thereto, provided, however, that the Company shall not be liable for any portion of such claims, damages, liabilities and expenses of an Indemnified Party resulting from such Indemnified Party’s gross negligence or willful misconduct or for such claims and liabilities settled without the consent of the Company.  Each Bank agrees to give the Company prompt written notice of any investigation, litigation or proceeding which may lead to a claim for indemnification under this Section, provided that the failure to give such notice shall not affect the validity or enforceability of the indemnification hereunder.

SECTION 9.13.  Confidentiality.  Each Bank hereby agrees that it will use reasonable efforts to keep confidential any information from time to time supplied to it by the Company under Section 5.01(b) or otherwise in connection with this Agreement, which the Company designates in writing at the time of its delivery to the Bank is to be treated confidentially; provided, however, that nothing herein shall affect the disclosure of any such information to:  (i) the extent required by statute, rule, regulation or judicial process; (ii) counsel for any Bank or the Agent or to their respective accountants; (iii) bank examiners and auditors; (iv) the Agent, any other Bank, or, subject to the provisions of Section 9.08(f), any transferee or prospective transferee of any Note; or (v) any other Person in connection with any litigation to which any one or more of the Banks is a party; provided further, however, that each Bank hereby agrees that it will use reasonable efforts to promptly notify the Company of any request for information under this subpart (v) or with respect to any request for information not enumerated in this Section 9.13.

SECTION 9.14.  Non-Reliance by the Banks.  Each Bank by its signature to this Agreement represents and warrants that (i) it has not relied in the extension of the credit contemplated by this Agreement, nor will it rely in the maintenance thereof, upon any assets of the Company or its Subsidiaries consisting of Margin Stock as collateral and (ii) after reviewing the financial statements of the Company and its Subsidiaries referred to in Section 4.01(e), such Bank has concluded therefrom that the consolidated cash flow of the Company and its Subsidiaries is sufficient to support the credit extended to the Company pursuant to this Agreement.

SECTION 9.15.  No Indirect Security.  Notwithstanding any Section or provision of this Agreement to the contrary, nothing in this Agreement shall (i) restrict or limit the right or ability of the Company or any of its Subsidiaries to pledge, mortgage, sell, assign, or otherwise encumber or dispose of any Margin Stock, or (ii) create an Event of Default arising out of or relating to any such pledge, mortgage, sale, assignment or other encumbrance or disposition.

SECTION 9.16.  Waiver of Jury Trial.  EACH OF THE COMPANY, THE AGENT, AND EACH OF THE BANKS IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY NOTE.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ECOLAB INC.

By:	/s/ Dan Schmechel
Vice President and Treasurer

CITICORP USA, INC., as Administrative Agent

By:	/s/ Emily Rosenstock
Managing Director

Banks

Commitment

$89,375,000	CITICORP USA, INC.

	By:	/s/ Emily Rosenstock
Name: Emily Rosenstock
Title: Managing Director

$89,375,000	JPMORGAN CHASE BANK

	By:	/s/ Robert A. Krasnow
Name: Robert A. Krasnow
Title: Vice President

$55,000,000	CREDIT SUISSE FIRST BOSTON

	By:	/s/ David W. Kratovil
Name: David W. Kratovil
Title: Director

	By:	/s/ Jay Chall
Name: Jay Chall
Title: Director

$13,750,000	BANK ONE, NA (Main Office Chicago)

	By:	/s/ Jenny A. Gilpin
Name: Jenny A. Gilpin
Title: Director, Capital Markets

$13,750,000	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Allison S. Gelfman
Name: Allison S. Gelfman
Title: Vice President

	By:	/s/ Mark H. Halldorson
Name: Mark H. Halldorson
Title: Assistant Vice President

$13,750,000	WACHOVIA BANK, N.A.

	By:	/s/ Tera C. Cox
Name: Tera C. Cox
Title: Vice President

$275,000,000                     Total of the Commitments

EXHIBIT A

FORM OF NOTE

Dated:           , 20__

FOR VALUE RECEIVED, the undersigned, ECOLAB INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                 (the “Bank”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Advances (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower pursuant to the Credit Agreement, payment thereof to be made on the Termination Date (as defined in the Credit Agreement).

The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Advance are payable in lawful money of the United States of America to the Agent (as defined below) at the office of Citibank, N.A. at 399 Park Avenue, New York, New York 10043, United States of America, in same day funds.  Each Advance made by the Bank to the Borrower pursuant to the Credit Agreement, and all payments made on account of the principal amount thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement (180 Day Facility) dated as of December 7, 2001 (as the same may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ecolab Inc., the Bank and certain other banks parties thereto, and Citicorp USA, Inc., as administrative agent (the “Agent”) for the Bank and such other banks.  The Credit Agreement, among other things, (i) provides for the making of “Advances” by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Bank’s Commitment (as defined in the Credit Agreement), the indebtedness of the Borrower resulting from each such Advance made to the Borrower by the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

ECOLAB INC.

By:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B

NOTICE OF BORROWING

[Date]

Citicorp USA, Inc., as Administrative Agent

Bank Loan Syndications

Two Penns Way, Suite 200

New Castle, Delaware 19720

Attention: Lisa Rodriguez

Citicorp Securities, Inc.

233 South Wacker Drive

Chicago, Illinois 60606

Attention:  Lesley Noer

Ladies and Gentlemen:

The undersigned, Ecolab Inc. (the “Company”), refers to the Credit Agreement (180 Day Facility), dated as of December 7, 2001 (the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, and Citicorp USA, Inc., as administrative agent for said Banks (the “Agent”).  The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)  The Business Day of the Proposed Borrowing is            , 20   .

(ii)  The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iii)  The aggregate amount of the Proposed Borrowing is            .

[(vi) The Interest Period for each Advance made as part of the Proposed Borrowing is [   days] [   months].1

1               To be included for a Proposed Borrowing comprised of Eurodollar Rate Advances.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)  The representations and warranties contained in subsections (a) - (i) and (k) - (n) of Section 4.01 of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B)  No event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or Default.

(C)           The Credit Ratings of the Company are as follows:  S&P _________ and Moody’s ________.

Very truly yours,

ECOLAB INC.

By:
Title:

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated          , 20__

Reference is made to the Credit Agreement (180 Day Facility) dated as of December 7, 2001 (the “Credit Agreement”), among Ecolab Inc., a Delaware corporation (the “Company”), the Banks (as defined in the Credit Agreement) and Citicorp USA, Inc., as administrative agent for the Banks (the “Agent”).  Terms defined in the Credit Agreement are used herein with the same meaning.

                (the “Assignor”) and               (the “Assignee”) agree as follows:

1.  The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a    %2 interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in (i) the Assignor’s Commitment, which (after giving effect to any other assignments thereof made prior to the Effective Date, whether or not such assignments have been effective, but without giving effect to any other assignments thereof also made on the Effective Date) is $          , (ii) the aggregate outstanding principal amount of Advances owing to the Assignor on the Effective Date, which (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have been effective, but without giving effect to any other assignments thereof also made on the Effective Date) is $          , and (iii) the Note held by the Assignor).

2               Specify percentage in no more than 4 decimal points.

2.  The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto and (iv) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for [a new Note dated ______________, 20__ in the principal amount of $_________ payable to the order of the Assignee] [new Notes as follows: a Note dated ____________, 20__ in the principal amount of $_____________ payable to the order of the Assignee and a Note dated ____________, 20__ in the principal amount of $_____________ payable to the order of the Assignor].

3.  The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement, are required to be performed by it as a Bank; [and] (vi) specifies as its Domestic Lending Office (and address for notices), and its Eurodollar Lending Office, the offices set forth beneath its name on the signature pages hereof [;and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying the Assignee’s exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement].3

3               If the Assignee is organized under the laws of a jurisdiction outside the United States.

4.  The effective date for this Assignment and Acceptance shall be            (the “Effective Date”).4  Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

4               See Section 9.08(a).  Such date shall be at least two Business Days after the execution of this Assignment and Acceptance.

5.  Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6.  Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

Domestic Lending Office (and address for notices):
[Address]

Eurodollar Lending Office:
[Address]

Accepted this day of , 20__

CITICORP USA, INC., as Agent

By:
Title:

EXHIBIT D

FORM OF OPINION OF

GENERAL COUNSEL OF THE COMPANY

[Date]

To each of the Banks parties

to the Credit Agreement referred to

below and Citicorp USA, Inc., as Agent

Re:  Ecolab Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 3.01(e) of the Credit Agreement (180 Day Facility) dated as of December 7, 2001 (the “Credit Agreement”), among Ecolab Inc. (the “Company”), the banks parties thereto (the “Banks”), and Citicorp USA, Inc., as Agent for the Banks.  Terms defined in the Credit Agreement are used herein as so defined.

As Senior Vice President-Law and General Counsel of the Company, I am familiar with the corporate history and organization of the Company and its Subsidiaries and the proceedings relating to the authorization, preparation, execution and delivery of the Credit Agreement.

In that connection, I have examined:

(1)	The Credit Agreement.

(2)	The documents furnished by the Company pursuant to Article III of the Credit Agreement.

(3)	The Restated Certificate of Incorporation of the Company and all amendments thereto (the “Charter”).

(4)	The By-Laws of the Company and all amendments thereto (the “By-Laws”).

(5)	A certificate of the Secretary of State of Delaware, dated ____________, 2001, attesting to the continued corporate existence and good standing of the Company in that State.

In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements instruments and other documents as I have deemed necessary as a basis for the opinions with respect to the Company expressed below.

As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or its officers or of public officials.  I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks and the Agent.

Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

(1)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(2)           The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and will not conflict with, contravene, violate or constitute a default under (i) the Charter or the By-Laws, (ii) any law, rule or regulation, (iii) any material contractual restriction binding on or, to the best of my knowledge, affecting the Company or to which any of its property may be subject, (iv) to the best of my knowledge, any judicial or administrative order or decree of any governmental authority, or (v) to the best of my knowledge, any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Company.

(3)           No authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Company of the Credit Agreement or the Notes or the transactions contemplated thereby.

(4)           To the best of my knowledge, there are no pending actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is (in my best judgment) a reasonable possibility of an adverse decision which would affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is (in my best judgment) a reasonable possibility that such decision would prevent the Company from repaying its obligations under the Credit Agreement and the Notes in accordance with the terms thereof, or (ii) the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes.

(5)           To the best of my knowledge, the Company and its Subsidiaries are in compliance in all material respects with all environmental and hazardous waste laws, rules and regulations and neither the Company nor any of its Subsidiaries has been cited by any Federal, state or local governmental agency or other authority responsible for or having jurisdiction over hazardous waste disposal, where the failure to so comply or being so cited would (in my best judgment) affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is a reasonable possibility that such noncompliance or being so cited would prevent the Company from repaying its obligations under the Credit Agreement and the Notes in accordance with the terms thereof.

(6)           To the best of my knowledge, there are no pending or threatened actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or other governmental agency or authority arising out of or relating to hazardous waste disposal or environmental compliance or asserting a claim for damages based upon the use or other application of any products of the Company or any of its Subsidiaries, in which there is (in my best judgment) a reasonable possibility of an adverse decision which would affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is (in my best judgment) a reasonable possibility that such decision would prevent the Company from repaying its obligations under the Credit Agreement and the Notes in accordance with the terms thereof.

The opinion set forth above is subject to the following qualifications:

(a)           In rendering this opinion, my examination of matters of law has been limited to the laws of the State of Minnesota, the General Corporation Law of the State of Delaware and United States federal law.  In addition, for purposes of my opinion in paragraphs (3) above, insofar as the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, I assume that such laws conform with the laws of the State of Minnesota.

(b)           For purposes of my opinion in paragraph (2) above, “material contractual restriction” shall mean the restrictions in the contracts filed by the Company as exhibits to its reports and registration statements filed with the Securities and Exchange Commission, and, if not included among such exhibits, restrictions in contracts of the Company dealing with borrowed money.

I am aware that Skadden Arps Slate Meagher & Flom, special counsel for the Company, and Sidley Austin Brown & Wood will rely upon the opinion set forth herein in rendering their respective opinions furnished pursuant to Section 3.01(e) and (f) of the Credit Agreement.

Except as set forth in the foregoing paragraph, the opinion contained herein is for the sole benefit of the Agent, the Banks parties to the Credit Agreement and their respective successors and assigns, and may not be relied upon by any other person.

Very truly yours,

Lawrence T. Bell

EXHIBIT E

FORM OF OPINION OF

SPECIAL COUNSEL FOR THE COMPANY

[Date]

To each of the Banks party

to the Credit Agreement referred

to below and Citicorp USA, Inc., as

Agent

Re:Ecolab Inc.

Ladies and Gentlemen:

We have acted as special counsel to Ecolab Inc., a Delaware corporation (the “Company”), in connection with the preparation, execution and delivery of that certain Credit Agreement (180 Day Facility), dated as of December 7, 2001 (the "Credit Agreement"), among the Company, the financial institutions party thereto (the “Banks”) and Citicorp USA, Inc., as administrative agent (the “Agent”).  This opinion is being delivered pursuant to Section 3.01(e) of the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(i)  the Credit Agreement;

(ii)  the Notes, each dated the date hereof, executed by the Company;

(iii)  a certificate executed by Ken Iverson, Vice President and Secretary of the Company, dated the date hereof, a copy of which is attached hereto as Exhibit A (the "Opinion Certificate"); and

(iv)  such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

The documents identified in clauses (i) and (ii) above shall hereinafter be referred to herein as the "Loan Documents."  "Applicable Laws" means those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation.

In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to this opinion (and in the case of public officials, legal conclusions as well) which we did not independently establish or verify, we have relied upon statements and representations of each of the Company and its officers and other representatives and of public officials, including the facts and conclusions set forth in the Opinion Certificate.

We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York and (ii) the Applicable Laws of the United States of America to the extent specifically referred to herein.  We have relied, with your consent, as to matters of the laws of the State of New York on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the date hereof and addressed to us.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.  Each of the Loan Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2.  Neither the execution, delivery or performance by the Company of the Loan Documents, nor the compliance by the Company with the terms and provisions thereof, will contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

Our opinions are subject to the following assumptions and qualifications:

(a)  enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)  we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Company to the extent expressly set forth herein) to the Loan Documents with any state, federal or other laws or regulations applicable to any of them or (ii) the legal or regulatory status or the nature of the business of the Agent or any Bank;

(c)  we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Loan Documents that are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(d)  we express no opinion on the enforceability of any provision in a Loan Document purporting to prohibit, restrict or condition the assignment of such Loan Document  to the extent such restriction on assignability is governed by Sections 9-406 through 9-409 of the Uniform Commercial Code;

(e)  we have assumed that each of the Loan Documents constitutes the valid and binding obligation of each party thereto (other than the Company), enforceable against each such other party thereto in accordance with its terms;

(f)  we express no opinion with respect to any provision of any Loan Document to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest; and

(g)  we express no opinion with respect to the enforceability of the last sentence of Section 9.09(a) of the Credit Agreement and we express no opinion as to the effect of any such provision on the opinions expressed herein.

In rendering the foregoing opinions, we have also assumed, with your consent, that:

(a)  the Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware;

(b)  the Company has the requisite power and authority to execute, deliver and perform all of its obligations under each of the Loan Documents and the execution and delivery by the Company of each of the Loan Documents and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Company; each of the Loan Documents has been duly authorized, executed and delivered by the Company;

(c)  the execution and delivery by the Company of the Loan Documents, and the performance of each of its obligations thereunder, do not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate of Incorporation or By-Laws of the Company, (ii) any rule, law or regulation to which the Company is subject (other than Applicable Laws of the State of New York and Applicable Laws of the United States of America as to which we express our opinion in paragraph 2 herein), (iii) any lease, indenture, instrument or other agreement to which the Company or its property is subject or (iv) any judicial or administrative order or decree of any governmental authority; and

(d)  no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Company of the Loan Documents or the transactions contemplated thereby.

We understand that you are separately receiving an opinion with respect to certain of the foregoing assumptions from Lawrence T. Bell, Senior Vice President-Law and General Counsel of the Company (the “Corporate Counsel Opinion”).  Our opinions herein stated are based on the assumptions specified above, and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in the Corporate Counsel Opinion.

This opinion is being furnished only to you in connection with the Loan Documents and is solely for your benefit and for the benefit of any Person that shall become a Bank under the Credit Agreement after the date hereof and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person for any purpose without our prior written consent.

                                                Very truly yours,

EXHIBIT F

FORM OF OPINION OF

SPECIAL COUNSEL FOR THE AGENT

[Date]

To each of the Banks parties to

the Credit Agreement referred to

below and Citicorp USA, Inc., as Agent

Re:          Ecolab Inc.

Ladies and Gentlemen:

We have acted as special counsel for Citicorp USA, Inc., as agent (the “Agent”), in connection with the execution and delivery of the Credit Agreement (180 Day Facility) dated as of December 7, 2001 (the “Credit Agreement”), among Ecolab Inc. (the “Company”), the Banks listed on the signature pages thereof, and Citicorp USA, Inc., as Agent for the Banks.  This opinion is furnished to you pursuant to Section 3.01(f) of the Credit Agreement.  Terms defined in the Credit Agreement are used herein as so defined.

In connection herewith we have examined the following documents: (1) the Credit Agreement and (2) the documents furnished by the Company pursuant to Section 3.01 of the Credit Agreement and listed on Schedule I hereto, including, without limitation, the opinion of Lawrence T. Bell, Senior Vice President-Law and General Counsel of the Company, and the opinion of Skadden Arps Slater Meagher & Flom, special counsel for the Company.

In our examination of the documents referred to above, we have assumed (i) the authenticity of all such documents submitted to us as originals, the conformity to authentic originals of all such documents submitted to us as copies, the genuineness of all signatures and the due authority of the parties executing such documents; (ii) that each of the Banks and the Agent has duly executed and delivered the Credit Agreement with all necessary power and authority (corporate and otherwise); (iii) that the Company has duly executed and delivered the Credit Agreement and the Notes with all necessary power and authority (corporate and otherwise); and (iv) that the Credit Agreement is the legal, valid and binding obligation of each party thereto other than the Company, enforceable against each such party thereto in accordance with its terms.  To the extent that our opinion expressed below involves conclusions as to the matters set forth in paragraphs 1, 2 and 3 of the above-mentioned opinion of Lawrence T. Bell, we have assumed without independent investigation the correctness of the opinions set forth therein, our opinion being subject to the assumptions, qualifications and limitations set forth in such opinion[s] with respect thereto.

Based upon the foregoing and upon such other investigation as we have deemed necessary, we are of the opinion that (i) the Credit Agreement and the Notes are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and (ii) the documents listed on Schedule I are substantially responsive to the requirements of Section 3.01 of the Credit Agreement.

Our opinion above is subject to the following qualifications and limitations:

(a)  Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to the effect of general equitable principles, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law) and the availability of the remedy of specific performance.

(b)  We express no opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance by the Agent or any of the Banks with any state, federal or other laws or regulations applicable to it or (b) the legal or regulatory status or the nature of the business of the Agent or the Banks.

(c)  We express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Credit Agreement which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

(d)  Our opinion is limited to the laws of the State of New York, and we do not express any opinion herein concerning any other law.

(e)  This opinion speaks as of the date hereof, and we assume no obligation to supplement the foregoing opinion if any applicable laws change after the date hereof or if we become aware of any facts which might change such opinion after the date hereof.

This opinion is furnished by us, as special counsel for the Agent, to the Agent and the several Banks listed on the signature pages of the Credit Agreement solely for the benefit of the Agent and such Banks and their respective successors and assigns and may not be used, quoted or relied upon by any other Person.

Very truly yours,

SCHEDULE I

Documents Furnished
Pursuant to Section 3.01
of the Credit Agreement

1.     The Notes dated December 7, 2001, executed by the Company and payable to the order of the Banks, respectively.

2.     A certificate dated December 7, 2001, of Kenneth A. Iverson, Vice President and Secretary of the Company, certifying (i) the resolutions of the Board of Directors of the Company approving the Credit Agreement and the Notes, and (ii) the names and true signatures of the officers of the Company authorized to sign the Credit Agreement, the Notes and the other documents to be delivered in connection with the Credit Agreement.

3.     A certificate dated December 7, 2001, of Daniel J. Schmechel, Vice President and Treasurer of the Company, certifying as to no material adverse change since December 31, 2000.

4.     An opinion, dated December 7, 2001, of Lawrence T. Bell, Senior Vice President-Law and General Counsel of the Company.

5.     An opinion, dated December 7, 2001, of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Company.

SCHEDULE I

Applicable Lending Offices and Notice Addresses

CITICORP USA, INC.

Notice Address:

Citicorp USA, Inc.
c/o Citicorp Securities, Inc.
500 West Madison Street
Chicago, Illinois 60661
Attn:  Ms. Lesley Noer
Telecopier No.: 312-627-3990

Domestic Lending Office and Eurodollar Lending Office:

Citicorp USA, Inc.
Bank Loan Syndications
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attn:  Ms. Lisa Rodriguez
Telecopier No.:  302-894-6120

JPMORGAN CHASE BANK

Notice Address:

JPMorgan Chase Bank
1 Chase Manhattan Plaza, 8th Floor
New York, New York  10081
Attn:  Vito Cipriano
Telecopier No.:  212/552-5662
Confirmation No.: 212/552-7402
E-mail:   Vito.S.Cipriano@Chase.com

Domestic Lending Office and Eurodollar Lending Office:

JPMorgan Chase Bank
270 Park Avenue
New York, New York  10017

WELLS FARGO BANK, NATIONAL ASSOCIATION

Notice Address and Domestic Lending Office:

Wells Fargo Bank, National Association
Sixth & Marquette – MAC N305-031
Minneapolis, MN 55479
Attn:  Ethel Philips
Telecopier No.:   612-667-4145
and to:  Allison Gelfman
Telecopier No.:  612-667-4145

Eurodollar Lending Office:

Wells Fargo Bank, National Association
Sixth & Marquette – MAC N305-031
Minneapolis, MN 55479
Attn:  Ethel Philips
Telecopier No.:   612-667-4145

CREDIT SUISSE FIRST BOSTON

Notice Address:

Credit Suisse First Boston
227 West Monroe Street - 40th Floor
Chicago, Illinois  60606
Attn:  T. Toulouse, Member of Senior Management
Telecopier No.:  312-630-0359
Telex No./Answerback:  4932176 CREDUI

Domestic Lending Office and Eurodollar Lending Office:

Credit Suisse First Boston
12 East 49th Street - 41st Floor
New York, New York  10017
Attn:  H. Leslie
Telecopier No.:  212-238-5246
Telex No./Answerback:  420149 CRESWIS
(With a copy to the Notice Address)

BANK ONE, NA

Notice Address:

Bank One, NA
Suite 0173, 14th Floor
1 Bank One Plaza
Chicago, Illinois 60670-0324
Attn: Mr. J. Garland Smith, Managing Director
Telecopier No.: 312-732-1117

Domestic Lending Office and Eurodollar Lending Office:

Bank One, NA
Suite 0634, 10th Floor
1 Bank One Plaza
Chicago, Illinois 60670
Attn: Ms. Carlene Hicks, Customer Service Officer
Telecopier No.: 312-732-4840
Telex No./Answerback: 4330253, FNBC UI or FNBC UT

WACHOVIA BANK, N.A.

Notice Address, Domestic Lending Office and Eurodollar Lending Office:

Wachovia Bank, N.A.
191 Peachtree Street
Mail Code 370
Atlanta, Georgia 30303
Attn: Ms. Frances Whitington, Banking Officer (Credit Matters)
Ms. Teresa Howard (Operations/Administration)
Telecopier No.:	404-332-6898 (Credit Matters)
404-332-1118 (Operations/Administration)